As filed with the Securities and Exchange Commission on August 29, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

L-1 Identity Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3320515
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

177 Broad Street Stamford, CT	06901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1.	Description of Registrant’s Securities to be Registered.

See “Description of Viisage’s Common Stock” on pages 141 and 142 of the proxy statement/prospectus included in the Registration Statement on Form S-4 of Viisage Technology, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (File No. 333-131843) under the Securities Act of 1933, as amended, which is hereby incorporated by reference pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended. On August 29, 2006 the Registrant changed its name to L-1 Identity Solutions, Inc.

ITEM 2.	Index to Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Registrant.(a)

3.2	Second Certificate of Amendment to Restated Certificate of Incorporation of Registrant.(b)

3.3	By-Laws of Registrant.(a)

3.4	Certificate of Designation of series A convertible preferred stock.(c)

3.5	Certificate of Designation of series B convertible preferred stock.(d)

3.6	Third Certificate of Amendment to Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on December 19, 2001.(e)

3.7	Fourth Certificate of Amendment to Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on December 16, 2005.(f)

3.8	Form of Fifth Certificate of Amendment to Restated Certificate of Incorporation of Registrant.(g)

4.1	Specimen Common Stock Certificate.(h)

(a)	Filed as an exhibit to Registrant’s Form S-1 Registration Statement (File No. 333-10649) dated November 4, 1996.

(b)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 (File No. 333-76560) filed January 10, 2002.

(c)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 1999.

(d)	Filed as an exhibit to Registrant’s Report on Form 10-K for the year ended December 31, 1999.

(e)	Filed as an exhibit to Registrant’s Report on Form 10-K for the year ended December 31, 2004.

(f)	Included as an Annex to Registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 16, 2005 and incorporated therein by reference.

(g)	Included as Annex D to the joint proxy statement/prospectus that is part of the Registrant’s Registration Statement on Form S-4 (File No. 333-131843).

(h)	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 29, 2006	L-1 IDENTITY SOLUTIONS, INC.

	By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Registrant.(a)

3.2	Second Certificate of Amendment to Restated Certificate of Incorporation of Registrant.(b)

3.3	By-Laws of Registrant.(a)

3.4	Certificate of Designation of series A convertible preferred stock.(c)

3.5	Certificate of Designation of series B convertible preferred stock.(d)

3.6	Third Certificate of Amendment to Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on December 19, 2001.(e)

3.7	Fourth Certificate of Amendment to Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on December 16, 2005.(f)

3.8	Form of Fifth Certificate of Amendment to Restated Certificate of Incorporation of Registrant.(g)

4.1	Specimen Common Stock Certificate.(h)

(a)	Filed as an exhibit to Registrant’s Form S-1 Registration Statement (File No. 333-10649) dated November 4, 1996.

(b)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 (File No. 333-76560) filed January 10, 2002.

(c)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 1999.

(d)	Filed as an exhibit to Registrant’s Report on Form 10-K for the year ended December 31, 1999.

(e)	Filed as an exhibit to Registrant’s Report on Form 10-K for the year ended December 31, 2004.

(f)	Included as an Annex to Registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 16, 2005 and incorporated herein by reference.

(g)	Included as Annex D to the joint proxy statement/prospectus that is part of the Registrant’s Registration Statement on Form S-4 (File No. 333-131843).

(h)	Filed herewith.